UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 22, 2004

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code     631-360-9300

SMITHTOWN BANCORP, INC.

FORM 8-K

SMITHTOWN BANCORP, INC.

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.
Item 2.	Acquisition or Disposition of Assets – Not Applicable.
Item 3.	Bankruptcy or Receivership – Not Applicable.
Item 4.	Changes in Registrant’s Certifying Accountant – Not Applicable.
Item 5.	Other Events and Regulation FD Disclosure – Not Applicable.
Item 6.	Resignations of Registrant’s Directors – Not Applicable.
Item 7.	Financial Statements and Exhibits – Not Applicable.
Item 8.	Change in Fiscal Year – Not Applicable.
Item 9.	Regulation FD Disclosure – Not Applicable.
Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan – Not Applicable.
Item 12.	Result of Operations and Financial Condition.
Exhibit 1. Smithtown Bancorp, Inc. Press Release dated January 22, 2004.

[LOGO] SMITHTOWN BANCORP, INC.

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9304

direct fax: 631-360-9380

PRESS RELEASE

Release Date: January 20, 2004

Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP, INC. SEEKS

NASDAQ LISTING

Smithtown, NY, January 20, 2004 – Smithtown Bancorp, Inc. announced today that it has filed an application to be listed on The NASDAQ Stock Market.

Smithtown Bancorp, Inc. is the publicly-held holding company for Bank of Smithtown, which is a 94 year-old community bank with $575 million in assets.

Commenting upon the decision to apply for the listing, Bradley E. Rock, Chairman of the Board, President & Chief Executive Officer of both the holding company and the bank, said: “During the second half of last year, we had a two-for-one stock spilt, which was our third two-for-one stock split in the last five years. Since that time, we have had approximately three million shares outstanding, and interest in our stock has widened and the trading activity has increased substantially.”

Last September, USA Today named Smithtown Bancorp, Inc. among its top ten “aggressive” stock picks in the nation. At various times in recent years, U.S. Banker and SNL Securities have ranked Bank of Smithtown the #1 community bank its size in the country.

The company has produced returns on equity of more than 20% for the last six years consecutively. Over the last ten years, Smithtown Bancorp, Inc.’s stock price has risen by more than 1,400%.

The company’s stock is currently traded on the Over-the-Counter Bulletin Board, which is an electronic market owned and operated by NASDAQ. The shares trade under the symbol “SMTB”, or through some online services, under the symbol “SMTB.OB”. There are currently nine brokerage houses that act as market makers in the company’s stock, including large retail brokers such as Merrill Lynch and Charles Schwab, and smaller firms that specialize in bank stocks such as Sandler O’Neill and Ryan Beck & Co.

[LOGO] SMITHTOWN BANCORP, INC.

Mr. Rock said that it is likely that the shares will continue to trade under the “SMTB” symbol, but added that “that is a matter to be determined by NASDAQ at the time it acts upon the application.”

*    *    *

Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words, “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP, INC.

January 22, 2004 /s/ Bradley E. Rock

Bradley E. Rock, Chairman, President and Chief Executive Officer

January 22, 2004

/s/ Anita M. Florek

Anita M. Florek, Executive Vice President, Treasurer and Chief Financial Officer